                                                                                                    EXHIBIT 21

                                         NAVISTAR INTERNATIONAL CORPORATION
                                            AND CONSOLIDATED SUBSIDIARIES
                                         ----------------------------------
                                           SUBSIDIARIES OF THE REGISTRANT
                                               AS OF OCTOBER 31, 2001

                                                                                                    STATE OR
                                                                                                   COUNTRY IN
                                                                                                      WHICH
                                                                                                   SUBSIDIARY
                                                                                                   ORGANIZED
                                                                                                ------------------
Subsidiary included in the financial
    statements, which is 100% owned:
         International Truck and Engine Corporation..........................................        Delaware

Subsidiaries that are 100% owned by International
    Truck and Engine Corporation:
        International Truck and Engine Corporation Canada....................................         Canada
        Navistar Financial Corporation.......................................................        Delaware

     Subsidiaries  and  corporate  joint  ventures not shown by name in the above  listing,  if considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary.

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